EXHIBIT 23.0

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 333-135402), Form S-3 (File No. 333-189180), Form S-8 (File No. 333-193405) and Form S-8 (File No. 333-32921) of Bear State Financial, Inc. (the Company) of our report dated March 27, 2015 on the consolidated financial statements of the Company as of December 31, 2014 and 2013, and for the years then ended, which report is included in this Annual Report on Form 10-K.

/s/ BKD, LLP

Little Rock, Arkansas

March 27, 2015